EXHIBIT 5.1

Faegre Baker Daniels LLP 600 East 96th Street ▼ Suite 600 Indianapolis ▼ Indiana 46240-3789 Phone +1 317 569 9600 Fax +1 317 569 4800

June 13, 2017

Shoe Carnival, Inc.
7500 East Columbia Street
Evansville, IN 47715

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

 We have acted as counsel to Shoe Carnival, Inc., an Indiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 2,045,643 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which consist of (a) 1,000,000 shares issuable pursuant to the Shoe Carnival, Inc. 2017 Equity Incentive Plan (the “Plan”), plus (b) up to 1,045,643 shares of Common Stock that were subject to outstanding awards under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended, as of June 13, 2017, which shares will be available for future grants under the Plan to the extent that, on or after June 13, 2017, such awards expire, are cancelled, are forfeited or are settled for cash.

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Amended and Restated Articles of Incorporation, as currently in effect, and the By-laws, as currently in effect, of the Company, and the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Registration Statement shall have become effective, (b) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and any applicable award agreement, and (c) where applicable, the consideration for the Shares specified in the Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the laws of the State of Indiana.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner